EXHIBIT 99.1

OXiGENE Announces Going Concern Opinion On Its Audited Financial Statements for 2009

SOUTH SAN FRANCISCO, Calif., March 19, 2010 (GLOBE NEWSWIRE) -- OXiGENE, Inc. (Nasdaq:OXGN), a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases, today announced that the audit report from its independent registered public accounting firm on its financial statements for the fiscal year ended December 31, 2009, included in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2010, contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

This announcement is required by Nasdaq Marketplace Rule 5250(b)(2), which requires a public announcement of receipt of an audit opinion containing a going concern explanatory paragraph. This announcement does not represent any change or amendment to the Company's financial statements or to its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

About OXiGENE

OXiGENE is a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases. The Company's major focus is developing vascular disrupting agents (VDAs) that selectively disrupt abnormal blood vessels associated with solid tumor progression and visual impairment. OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and life-enhancing medicines to patients.

The OXiGENE, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4969

CONTACT:  OXiGENE, Inc.
          Investor and Media Contact:
          Michelle Edwards, Investor Relations
          650-635-7006
          medwards@oxigene.com